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                                                                   EXHIBIT 10(b)



                                                     May 29, 2001



Board of Directors
Pruco Life Insurance Company
231 Washington Street
Newark, NJ 07102

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this initial registration statement on Form N-4 for Pruco Life of New Jersey Flexible
Premium Variable Annuity Account (File No.          ). In giving this consent,
we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SHEA & GARDNER



                                                 By:  /s/ Christopher E. Palmer
                                                      ------------------------
                                                      Christopher E. Palmer